Exhibit 10.1

Extreme Mobile Coatings Worldwide Corp.
225 TWO OAKS DRIVE
NICHOLASVILLE, KY 40356

Mr. Kenneth Rosenzweig
Cloudtech Sensors Inc.
13 Laetitia Lane
Landenberg, PA 19350

Re:	LETTER OF INTENT BY AND BETWEEN CLOUDTECH SENSORS INC.
("THE COMPANY") and EXTREME MOBILE COATINGS WORLDWIDE CORP ("EXTREME")

Dear Mr. Rosenzweig:

Pursuant to our discussions this letter confirms and memorializes the understanding and agreement between Cloudtech Sensors, Inc. (hereinafter, "THE COMPANY") and Extreme Mobile Coatings Corp., Ltd. (hereinafter "EXTREME"), a company who has its shares publicly traded on the NASDAQ OTC Bulletin Board.

THE TRANSACTION

1 (a) EXTREME is a publicly owned reporting corporation with over      shareholders. It is conducting an active business. Cloudtech Sensors Inc. (hereinafter, "THE COMPANY") is a privately held corporation with approximately 435 shareholders.

1(b) The transaction contemplated hereby is that THE COMPANY will provide ALL OF ITS COMMON STOCK SHARES at a ratio of one to one or one (1) share of its common stock for one (1) share of EXTREME.

As of May 5, 2009, EXTREME had 178,043,180 shares issued and outstanding.

As of May 5, 2009, THE COMPANY had 33,407,124 common shares and 5,084 Preferred A issued and outstanding. Once the acquisition is completed, THE COMPANY would become an operating subsidiary of EXTREME.

1(c) THE COMPANY agrees and understands that the acquisition is on an "as is" basis.

1(d) The acquisition contemplated herein does include the assumption of all THE COMPANY'S debts. EXTREME will extend a bridge loan of approximately $300,000 for various obligations and fees prior to Closing. However, all sums are due in full by certified funds, bank check, or wire transfer as of the date of the Closing. It is anticipated that the parties will enter into a more formal agreement which will determine the time and place of the Closing.

CONFIDENTIALITY

2. Except as required by law, any documents, data or other information (the "Confidential Information") supplied by THE COMPANY pursuant to this Letter of Intent shall be treated as confidential by EXTREME and by any party to which EXTREME discloses such, and shall not be disclosed publicly in any manner without the prior written consent of THE COMPANY. Without prior consultation with THE COMPANY, EXTREME shall not make any legally required disclosure of Confidential Information, nor make any public announcement or filing in which THE COMPANY's name appears. Likewise, any Confidential Information supplied by EXTREME pursuant to this Letter of Intent shall not be disclosed publicly in any manner without the prior express written consent of EXTREME. Without prior consultation with EXTREME, THE COMPANY shall not make any legally required disclosure of such Confidential Information, nor make any public announcement or filing in which EXTREME's name appears.

MERGERS AND ACQUISITIONS

3. During the period that THE COMPANY is engaged by EXTREME, EXTREME will agree not to directly or indirectly initiate any discussions or other contracts, or solicit any inquiries or indications, concerning merger, acquisition or possible Financing Transaction without giving prior notice to THE COMPANY.

4.	INTENTIONALLY LEFT BLANK.

5.	INTENTIONALLY LEFT BLANK.

REPRESENTATIONS AND WARRANTIES OF EXTREME

  6.1 Due Incorporation and Qualification: EXTREME has been duly incorporated, is validly existing and is in good standing under the laws of country of United Kingdom, located at 225 Two Oaks Drive, Nicholasville, Kentucky 40356 and in the State of Delaware and is duly qualified as a foreign corporation (except where the failure to so qualify would not have a material adverse effect on the business of EXTREME) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification. EXTREME has all requisite corporate power and authority necessary to own or hold its properties and conduct its business.

6.2 Authorized Capital: EXTREME will have an authorized and outstanding capitalization, and all of the then issued and outstanding shares of Common Stock will have been duly and validly authorized and issued and will be full paid and non-assessable. None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder. No Preferred Shares are issued and outstanding.

6.3 Financial Statements: The financial statements of EXTREME fairly represent the financial position and results of operations of EXTREME at the dates thereof and for the periods in conformity with generally accepted accounting principals, consistently applied throughout the periods involved. EXTREME is a "shell corporation" with minimal liquid assets, and the liabilities of the Company do exceed its liquid assets by more than $700,000.

6.4 No Material Adverse Changes: (i) There has not been any material change in the condition, financial or otherwise, of EXTREME since its last financial statements, which would have materially adversely affected its ability to conduct its operations; and (ii) EXTREME has not incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business. The liabilities of EXTREME do exceed its liquid assets.

6.5 Taxes: EXTREME has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing, provided, EXTREME has not paid any tax, assessment, charge, levy or license fee that it contests in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by EXTREME correctly and accurately reflects the amount of its tax liability thereunder. EXTREME has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and with respect to payments, to the extent that the same have become due and payable.

6.6 No Pending Actions: There are no actions, suits, proceedings, claims or hearings of any kind or nature to the best of the knowledge of EXTREME, any investigations or inquiries, before or by any court, governmental authority, tribunal or instrumentality, pending or threatened against EXTREME, or involving the properties, financial position or results of operations of EXTREME, or which could have materially adversely affected the transactions or other acts then contemplated by this Agreement or the validity or enforceability of this Agreement.

6.7 Due Authorization: EXTREME has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and thereunder. This Agreement was duly authorized, executed and delivered by EXTREME. No issuance of shares of EXTREME's capital stock shall be required as a condition to the execution, validity or enforceability. This Agreement constitutes, upon execution and delivery, a valid and binding obligation of EXTREME, enforceable in accordance with its respective terms (except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity, and; (ii) that the enforceability of the indemnification and contribution provisions of this Agreement may be limited by the federal securities laws and public policy, and no consent, approval, authorization, order of, or filing with any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement.

6.8 Non-Default; Non-Circumvention: During the operative period, EXTREME is not in violation of its Articles of Incorporation or by-laws or, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease or other instrument to which it is a party, and EXTREME's execution and delivery of this Agreement, and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated do not (i) conflict with, or constitute a breach of, or a default under the articles or certificate of incorporation or by-laws of EXTREME, or any material contract, lease or other material agreement or instrument to which EXTREME is a party or in which EXTREME has a beneficial interest or by which the EXTREME is bound; (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over EXTREME or any of its properties or business; or (iii) have or have had any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for EXTREME to own or lease and operate any of its properties and to conduct its business or the ability of EXTREME to make use thereof.

6.9 No Regulatory Problems: EXTREME (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 261 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of any false filing with the Securities and Exchange Commission (the "Commission"); (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary restraining or enjoining EXTREME from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission, or (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of EXTREME's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is, or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary conjoining or restraining, or is, or has been subject to any order, judgment, or decree of any court of competent jurisdiction permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (iii) is, or has been subject to an order of the Commission entered pursuant to Section 15(b), 158(a) or 158(c) of the Securities Exchange Act of 1934, as amended ("1934 Act"), or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisors Act of 1940; (iv) is, or has been suspended or expelled from membership in, or suspended or barred from association with a member of an exchange registered as a national security exchange pursuant to Section 6 of the 1934 Act, an association registered as a national securities association under Section 15A of the 1934 Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade, or (v) is or has been subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

6.10 No Violations: EXTREME is not in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over EXTREME or any of its properties or business.

6.11 Conduct of Business: EXTREME has all necessary authorizations, approvals, orders, licenses, certificates and permits (collectively, the "Approvals") of and from all governmental regulatory officials and bodies, to own or lease its properties and conducts its business and EXTREME has been doing business in compliance with all such material Approvals, and all Federal, state and local laws, rules and regulations, other than any such Approvals, laws, rules and regulations, the failure to comply with which would not have material adverse effect on EXTREME, its business, properties or operations. All licenses and findings of suitability required to be obtained by any affiliate of EXTREME have been obtained and are in full force and effect.

6.12 Title to Property. Insurance: EXTREME has good title to, or valid and enforceable leasehold estates in, all items of real property owned or leased by it, and continues to have good title to, or valid and enforceable leases or subleases with respect to, all items of personal property (tangible and intangible), free and clear of all liens, encumbrances, claims, security interests, defects of title, and restrictions of any material nature whatsoever, and liens for real estate taxes not yet due and payable. No default or notice of default exists or has been declared by the landlord or sublessor under any of such leases or subleases. EXTREME has adequately insured its tangible and/or real properties against loss or damage by fire or other casualty (other than earthquake and flood) and at all relevant times maintained such insurance in adequate amounts, on terms generally offered by reputable insurance carriers.

6.13 Intangibles: EXTREME owns or possesses the requisite licenses or rights to use all patents, patents - pending, trademarks, service marks, service names, trade names, and other rights (collectively, the "Intangibles") described as owned or used by it. There are no proceeding or action by any person pertaining to, or proceeding or claim pending or, to the best knowledge of EXTREME, threatened and EXTREME has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of EXTREME with respect to any Intangibles used in the conduct of THE COMPANY's business. To the best knowledge of EXTREME, the Intangibles and THE COMPANY's operations do not infringe on any intangibles held by any third party.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

THE COMPANY will represent and warrant to EXTREME as follows:

7.1 Due Incorporation and Qualification: THE COMPANY has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation (except where the failure to so qualify would not have a material adverse effect on the business of THE COMPANY) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification. THE COMPANY has all requisite corporate power and authority necessary to own or hold its properties and conduct its business.

7.2 Authorized Capital: THE COMPANY will have an authorized and outstanding capitalization, and all of the then issued and outstanding shares of Common Stock will have been duly and validly authorized and issued and will be fully paid and non-assessable. None of the holders of such outstanding shares of Common Stock is subject to personal liability solely by reason of being such a holder.

7.3 Financial Statements: The financial statements of THE COMPANY fairly present the financial position and results of operations of THE COMPANY at the dates thereof and for the periods consistently applied throughout the periods involved.

7.4 No Material Adverse Changes: (i) There has not been any change in the condition, financial or otherwise, of THE COMPANY since its last financial statements which would have materially adversely affected its ability to conduct its operations; and (ii) THE COMPANY has not incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business. The liabilities of THE COMPANY do exceed its liquid assets. More than $400,000 for outside services are expected to be negotiated to a lower value. Additionally, there are certain accruals for consultants which are about $500,000 which we expect to settle for less than $200,000 and/or payout overtime. The Company provided a complete list to EXTREME.

7.5 Taxes: THE COMPANY has filed all federal tax returns as of June 30, 2007 and intends to file its June 30, 2008; there is no tax owed for any period. The COMPANY has filed all state and municipal and local tax returns (whether relating to income, sales, franchise, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing, provided, THE COMPANY has not paid any tax, assessment, charge, levy or license fee that it contests in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by THE COMPANY correctly and accurately reflects the amount of its tax liability thereunder. THE COMPANY has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and with respect to payments, to the extent that the same have become due and payable.

7.6 No Pending Actions: There are no actions, suits, proceedings, claims or hearings of any kind or nature or, to the best of the knowledge of THE COMPANY, any investigations or inquiries, before or by any court, governmental authority, tribunal or instrumentality, pending or threatened against THE COMPANY, or involving the properties of the COMPANY which could have resulted in any material adverse change in the business, properties, financial position or results of operations of THE COMPANY, or which could have materially adversely affected the transactions or other acts then contemplated by this Agreement or the validity or enforceability of this Agreement.

7.7 Due Authorization: THE COMPANY has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder and thereunder. This Agreement was duly authorized, executed and delivered by THE COMPANY. No issuance of shares of THE COMPANY's capital stock shall be required as a condition to the execution, validity or enforceability hereof. This Agreement constitutes, upon execution and delivery, a valid and binding obligation of THE COMPANY, enforceable in accordance with its respective terms (except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity; and (ii) that the enforceability of the indemnification and contribution provisions of this Agreement may be limited by the Federal securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement.

7.8 Non-Default: Non-Contravention: THE COMPANY is not in violation of its articles or certificate of incorporation or by- laws or, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease or other instrument to which it is a party, and THE COMPANY's execution and delivery of this Agreement, and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated do not (i) conflict with, or constitute a breach of, or a default under the articles or certificate of incorporation or by-laws of THE COMPANY, or any material contract, lease or other material agreement or instrument to which THE COMPANY is a party or in which THE COMPANY has a beneficial interest or by which the COMPANY is bound; (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over THE COMPANY or any of its properties or business; or (iii) have or have had any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for THE COMPANY to own or lease and operate any of its properties and to conduct its business or the ability of THE COMPANY to make use thereof.

7.9 No Regulatory Problems: THE COMPANY (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order thereunder; (ii) is, and has not been subject to any pending proceeding under Rule 261 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of any false filing with the Securities and Exchange Commission (the "Commission); (iv) is and has not been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary restraining or enjoining THE COMPANY from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission, or (v) is, and has not been subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of THE COMPANY's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is, or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminary conjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (iii) is, or has been subject to an order of the Commission entered pursuant to Section 15(b), 158(a) or 158(c) of the Securities Exchange Act of 1934, as amended ("1934 Act"), or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisors Act of 1940; (iv) is, or has been suspended or expelled from membership in, or suspended or barred from association with a member of an exchange registered as a national security exchange pursuant to Section 6 of the 1934 Act, an association registered as a national securities association under Section 15A of the 1934 Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade, or (v) is, or has been subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

7.10 No Violations: THE COMPANY is not in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over THE COMPANY or any of its properties or business.

7.11 Conduct of Business: THE COMPANY has all necessary authorizations, approvals, orders, licenses, certificates and permits (collectively, the "Approvals") of and from all governmental regulatory officials and bodies, to own or lease its properties and conducts its business and THE COMPANY has been doing business in compliance with all such material Approvals, and all Federal, state and local laws, rules and regulations, other than any such Approvals, laws, rules and regulations, the failure to comply with which would not have material adverse effect on THE COMPANY, its business, properties or operations. All licenses and findings of suitability required to be obtained by any affiliate of THE COMPANY have been obtained and are in full force and effect.

7.12 Title to Property. Insurance: THE COMPANY has good title to, or valid and enforceable leasehold estates in, all items of real property owned or leased by it, and continues to have good title to, or valid and enforceable leases or subleases with respect to, all items of personal property (tangible and intangible), free and clear of all liens, encumbrances, claims, security interests, defects of title, and restrictions of any material nature whatsoever, and liens for real estate taxes not yet due and payable. No default or notice of default exists or has been declared by the landlord or sublessor under any of such leases or subleases. THE COMPANY has adequately insured its tangible and/or real properties against loss or damage by fire or other casualty (other than earthquake and flood) and at all relevant times maintained such insurance in adequate amounts, on terms generally offered by reputable insurance carriers.

7.13 Intangibles: THE COMPANY owns or possesses the requisite licenses or rights to use all patents, patents - pending, trademarks, service marks, service names, trade names, and other rights (collectively, the "Intangibles") described as owned or used by it. There are no proceeding or action by any person pertaining to, or proceeding or claim pending or, to the best knowledge of THE COMPANY, threatened and THE COMPANY has not received any notice of conflict with the asserted rights of others which Challenges the exclusive right of THE COMPANY with respect to any Intangibles used in the conduct of THE COMPANY's business. To the best knowledge of THE COMPANY, the Intangibles and THE COMPANY's operations do not infringe on any intangibles held by any third party.

INDEMNIFICATION

8.1 EXTREME agrees to indemnify and holds harmless THE COMPANY, its directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses joint and several (including all reasonable fees of counsel, whether or not resulting in liability), caused by or resulting out of EXTREME's actions pursuant to this Agreement; provided, however, that EXTREME will not be liable hereunder to the extent that any loss, claim, damage, liability or expense is found to have resulted primarily from THE COMPANY's gross negligence or bad faith in performing the services described above.

8.2 THE COMPANY agrees to indemnify and holds harmless EXTREME, its directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses joint and several (including all reasonable fees of counsel, whether or not resulting in liability), caused by or resulting out of THE COMPANY's actions pursuant to this Agreement; provided, however, that THE COMPANY will not be liable hereunder to the extent that any loss, claim, damage, liability or expense is found to have resulted primarily from EXTREME's gross negligence or bad faith in performing the services described above.

PUBLIC NOTICE

9.1. Before the Closing, neither EXTREME nor THE COMPANY, without written consent by both parties, shall make any public release of  information regarding the matters contemplated herein except (i) that EXTREME and THE COMPANY, may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, members, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this letter; and (ii) as required by law.

CLOSING

10. The parties will use their best efforts to close the transaction within thirty (30) days from this date, unless the date of closing is extended by agreement between the parties, or unless required with respect to Securities and Exchange Commission filings it shall close when permissible under the Rules and Regulations of the Securities and Exchange Commission. This transaction will be subject to certain filing requirements with the Securities and Exchange Commission. The parties agree to cooperate on all required fillings with the Securities and Exchange Commission, and all filings shall be made in a timely manner.

OTHER TRANSACTIONS DURING PENDANCY HEREOF

11. In the event a transaction occurs during the pendency of this Agreement and EXTREME is not the surviving entity in such Transaction, or in the event that all or substantially all of THE COMPANY's assets has been sold during such period, EXTREME agrees to cause the acquirer or acquirers to assume and honor the obligations and liabilities of EXTREME hereunder.

CORPORATION RECORDS SERVICE

12. EXTREME agrees that (through their best efforts) for a period of five (5) years from the Effective Date it will register and remain covered by the Corporation Records Service published by Standard & Poor's corporation.

TRANSFER AGENT

13. EXTREME shall retain a transfer agent acceptable to THE COMPANY for the common shares for a period of five (5) years following this financing transaction.

QUARTERLY FINANCIAL REVIEW

14. For a period of five (5) years from the date of the financing transaction, the surviving corporation shall cause its regularly engaged independent certified public accountants to review the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 100 quarterly report and the mailing of quarterly financial information to stockholders.

REPRESENTATION ON THE BOARD OF DIRECTORS

15. For a period of not less than five (5) years from the execution of this Agreement, EXTREME, the surviving entity will recommend and use its best efforts to appoint or elect (as the case may be) a designee of EXTREME, reasonably acceptable to THE COMPANY, as nonvoting advisor to, or as a member of its Board of Directors. Such designee or member shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of THE COMPANY and shall be entitled to receive reimbursement for all reasonable expenses incurred in attending such meetings including, but not limited to, meals, lodging and transportation. To the extent permitted by law, THE COMPANY will agree to indemnify EXTREME and its designee for the actions of such designee as advisor to or director of THE COMPANY. In the event, EXTREME, the surviving company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will agree, if possible, to include each of EXTREME and its designee as an insured under such policy. If EXTREME does not exercise its option to designate an advisor or member of the Company's Board of Directors, EXTREME shall nevertheless have the right to send a representative (who need not be the same individual from meeting to meeting, although EXTREME shall endeavor to send the same representative to each meeting) to observe each meeting of the Board of Directors. The Company agrees to give EXTREME notice of each such meeting not later than it gives such notice and provides such items to the directors.

RIGHT NOT TO PROCEED

16. EXTREME reserves the right not to proceed with this transaction, if in its sole and exclusive judgment and option (i) market conditions, including the market for the Shares, are unsuitable for the investor(s); (ii) THE COMPANY has furnished to EXTREME false or misleading information; (iii) an adverse change has occurred in the financial condition, business, or prospects of EXTREME; (iv) THE COMPANY has failed to:
(a) Cooperate with due diligence in good faith with EXTREME;
(b) Expeditiously proceed with due diligence in good faith to obtain all licenses and approvals; or
(c) Comply with all applicable statutes, laws, rules and regulations; (v) EXTREME cannot expeditiously proceed with an offering, or (vi) an action, suit or proceeding at law or in equity is commenced or brought against THE COMPANY or EXTREME by any federal, state or other commission, board or agency, where any unfavorable decision may adversely affect the business property financial condition or income of the Company.

GOVERNING LAW

17. This letter shall be deemed to have been made and delivered in Delaware and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware. THE COMPANY and EXTREME (i) agree that any legal suit, action or proceeding arising out or relating to this letter shall be instituted exclusively in Delaware. THE COMPANY and EXTREME further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in Delaware and agree that service of process upon it sent by certified mail to its address above set forth shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

NOTICE

18. Any notice, election or demand given or made pursuant hereto shall be given or made in writing and signed by the sending party or its attorney, and shall be deemed given (i) when personally delivered; (ii) one business day following delivery to a reputable overnight courier service, or (iii) two (2) days following the day when sent by prepaid registered or certified mail, return receipt requested, in all cases to the respective party at its address given, with copies to Michael Krome Esq. 8 Teak Court, Lake Grove, New York 11755. email: michael@kromelaw.com and

If to THE COMPANY:

Mr. Kenneth Rosenzweig
Cloudtech Sensors Inc.
13 Laetitia Lane
Landenberg, PA 19350

If to EXTREME:

Mr. Charles Woodward
Extreme Mobile Coating Ltd.
225 Two Oaks Drive
Nicholasville, Kentucky 40356

AMENDMENT AND MODIFICATION

19. This Letter of Intent supersedes any and all prior agreements between the parties hereto respecting the subject matter hereof, maybe amended only in writing and shall be binding upon our legal representatives and assigns.

ENTIRE UNDERSTANDING

20. This Agreement represents the entire understanding between the parties, and all prior discussions and negotiations are merged in it.

If the foregoing correctly sets forth the understanding and agreement between THE COMPANY and EXTREME, please so indicate in the space provided for the purpose below.

Sincerely,
Michael Krome Esq.

ACCEPTED AND AGREED:

CLOUDTECH SENSORS INC. (THE COMPANY)

By:
Authorized Signatory
Kenneth S. Rosenzweig
Chairman

ACCEPTED AND AGREED:

EXTREME MOBILE COATINGS-WORLDWIDE CORP. (EXTREME)

By:
Authorized Signatory
Charles Woodward
President and CEO